UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2006

D. R. Horton, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas		76102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	817-390-8200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Summary of 2007 Fiscal Year Compensation of Named Executive Officers.

On November 16, 2006, the Compensation Committee of the Board of Directors of D.R. Horton, Inc. (the "Company") established and approved the base salaries, performance bonus criteria and other long-term compensation and benefits of our Chairman of the Board, Mr. Donald R. Horton, and our Vice Chairman, President and Chief Executive Officer, Mr. Donald J. Tomnitz, for our 2007 fiscal year ending September 30, 2007 ("2007 fiscal year"). Messrs. Horton and Tomnitz are expected to be two of our "named executive officers" (as defined in Item 402(a)(3) of Regulation S-K) in our 2007 fiscal year. A summary of the compensation of Messrs. Horton and Tomnitz is attached as Exhibit 10.1 to this Form 8-K and Exhibit 10.1 is hereby incorporated by reference into this Item 5.02.

On November 16, 2006, on recommendation of the Chairman of the Board to the Compensation Committee and then on recommendation from the Compensation Committee to the Board, the Board established and approved the 2007 fiscal year annual salaries of: (i) Samuel R. Fuller, Senior Executive Vice President, (ii) Bill W. Wheat, Executive Vice President and Chief Financial Officer, and (iii) Stacey H. Dwyer, Executive Vice President and Treasurer. Although Ms. Dwyer and Messrs. Fuller and Wheat were not "named executive officers" in our 2006 fiscal year, each of them is expected to be a "named executive officer" in our 2007 fiscal year. The Company currently does not have any other "executive officers." A summary of the compensation of Ms. Dwyer and Messrs. Fuller and Wheat is attached as Exhibit 10.1 to this Form 8-K and Exhibit 10.1 is hereby incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Summary of Compensation of Named Executive Officers

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.

November 20, 2006	By:	/s/ Bill W. Wheat

Name: Bill W. Wheat
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Summary of Compensation of Named Executive Officers